Exhibit 3.54

Delaware The First State Page 1 7485156 8100 Authentication: 203093099 SR# 20195637352 Date: 06-25-19 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “ENSCO DEEPWATER USA II LLC”, FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JUNE, A.D. 2019, AT 9:28 O`CLOCK A.M.

CERTIFICATE OF FORMATION OF ENSCO DEEPWATER USA II LLC State of Delaware Secretary of State Division of Corporations Delivered 09:28 AM 06/25/2019 FILED 09:28 A M 06/25/2019 SR 20195637352 - FileNumber 7485156 1. The name of the limited liability company is Ensco Deepwater USA II LLC. 2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company. (Signature Page Follows) DM_US 159839281-1.09ll03.0016

·· IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of ·· Ensco Deepwater USA II LLC as of June 25~ 2019. .. . . . . · . . . . .. . 0tiik QJ{~~ .. . Name: Christine Corkran Kretkowski Authorized Person